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                                                                    EXHIBIT 99.2

PRELIMINARY FORM OF ELECTION

                                FORM OF ELECTION

        TO BE COMPLETED AND SIGNED BY HOLDERS OF INTERLINQ SOFTWARE CORPORATION COMMON STOCK. FAILURE TO RETURN THIS FORM WILL BE TREATED AS AN ELECTION TO RECEIVE THE CASH-OUT AMOUNT.

        1. NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) OF INTERLINQ COMMON
STOCK:


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        2. NUMBER OF SHARES OF COMMON STOCK HELD: ___________

        THE FINAL DEADLINE FOR SUBMITTING THIS FORM ("THE ELECTION DEADLINE") IS 5:00 P.M., EASTERN STANDARD TIME, ON ________ __, 1999 UNLESS YOU ARE NOTIFIED OTHERWISE BY INTERLINQ SOFTWARE CORPORATION.

        Pursuant to the terms of the Agreement and Plan of Merger dated December 29, 1998 between Terlin, Inc. and INTERLINQ Software Corporation, each issued and outstanding share of Interlinq (other than shares of Interlinq common stock as to which the holder thereof properly exercises dissenters' rights under Chapter 23B.13 of the Revised Code of Washington) will be converted into, at the election of the shareholder, either (i) the right to receive cash in an amount equal to $9.25 per share (the Cash-Out Amount) or (ii) the right to retain such share.

        For a full discussion of the terms of the Merger and the effect of this election, please read the Proxy Statement/Prospectus mailed with this Form of Election and the Agreement and Plan of Merger which is attached as Appendix A to the Proxy Statement/Prospectus.

        This election governs the consideration that you, as a shareholder of Interlinq, will receive if the Merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.


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PRELIMINARY FORM OF ELECTION
                                FORM OF ELECTION

                        (THIS SECTION MUST BE COMPLETED)

        PLEASE INDICATE BELOW, FOR ALL SHARES OF INTERLINQ COMMON STOCK CURRENTLY HELD BY YOU:

        A. The number of shares, if any, of Interlinq common stock that you wish to have converted into the right to receive the Cash-Out Amount: ____________

                                       AND

        B. The number of shares, if any, of Interlinq common stock that you wish to retain and NOT have converted into the Cash-Out Amount: ____________

        PLEASE NOTE THAT YOUR RESPONSES TO A AND B ABOVE, WHEN ADDED TOGETHER, SHOULD EQUAL YOUR RESPONSE TO QUESTION 2 ON THE PREVIOUS PAGE. FAILURE TO MAKE AN ELECTION AS TO ANY SHARES OF INTERLINQ COMMON STOCK CURRENTLY HELD BY YOU (THE UNELECTED SHARES), WILL BE TREATED AS AN ELECTION, FOR ANY SUCH UNELECTED SHARES, TO RECEIVE THE CASH-OUT AMOUNT. IN ADDITION, FAILURE TO RETURN THIS FORM WILL BE TREATED AS AN ELECTION TO RECEIVE THE CASH-OUT AMOUNT FOR ALL SHARES CURRENTLY HELD BY YOU.

        IF YOU ELECT TO RETAIN ANY OF YOUR SHARES, THE CERTIFICATES REPRESENTING THOSE SHARES OF INTERLINQ COMMON STOCK MUST BE DELIVERED WITH THIS FORM OF ELECTION TO THE EXCHANGE AGENT AT THE ADDRESS LISTED ON THE LAST PAGE OF THIS FORM PRIOR TO THE ELECTION DEADLINE.

        IF YOU ELECT TO RECEIVE THE CASH-OUT AMOUNT FOR ANY OF YOUR SHARES, YOU DO NOT NEED TO SEND THE CERTIFICATES REPRESENTING THOSE SHARES TO THE EXCHANGE AGENT WITH THIS FORM OF ELECTION. THE EXCHANGE AGENT WILL SEND FURTHER INSTRUCTIONS TO THOSE SHAREHOLDERS RECEIVING THE CASH-OUT AMOUNT AFTER THE MERGER IS COMPLETED.

        The number of shares for which you elect to receive the Cash-Out Amount and the number of shares which you elect to retain are subject to proration pursuant to the Merger Agreement. Therefore, you may receive the Cash-Out Amount and retained shares as to a different number of shares than you have requested above in response to questions A and B.

        You may revoke your election by sending written notice of your revocation to the Exchange Agent, which must be received prior to 5:00 p.m., Eastern Standard Time, on the Election Date (unless Interlinq and Terlin determine not less than two business days prior to the Election Date that the closing of the Merger is not likely to occur within five business days following the date of the Special Meeting, in which case any Form of Election will remain revocable until a subsequent date that shall be a date prior to the closing of the Merger determined by Interlinq and Terlin). If you


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revoke your election to retain your shares of Interlinq common stock, the certificates representing shares of Interlinq common stock to which such election relates will be promptly returned to you by the Exchange Agent.

        The determination of the Exchange Agent as to whether or not elections to retain shares have been properly made or revoked and when elections and revocations were received by the Exchange Agent shall be binding. If the Exchange Agent reasonably determines in good faith that any election to retain shares was not properly made, such shares shall be treated by the Exchange Agent as Unelected Shares and, subject to proration, such shares shall be exchanged in the Merger for the Cash-Out Amount.

        PLEASE COMPLETE, SIGN AND RETURN THIS FORM OF ELECTION, ALONG WITH THE CERTIFICATES REPRESENTING ANY SHARES TO BE RETAINED, TO THE FOLLOWING ADDRESS PRIOR TO THE ELECTION DEADLINE:

                           ChaseMellon Shareholder Services, LLC
                                       Attn: Person
                                          Street
                                   City, State, Zip Code
                                        Fax Number:



        For further information call ____________ at __________.



        PLEASE SIGN BELOW:



        ---------------------------------
        REGISTERED HOLDER OR AGENT


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